Exhibit 99.1

NEWS RELEASE

Media Contact

Drew Prairie

512-602-4425

drew.prairie@amd.com

Investor Contact

Ruth Cotter

408-749-3887

ruth.cotter@amd.com

AMD Reports Third Quarter Results

•	AMD revenue $1.62 billion, 2 percent sequential decrease and 16 percent increase year-over-year

•	Net loss $118 million, net loss per share $0.17, operating income $128 million

•	Non-GAAP[1,2] net income $108 million, EPS $0.15, operating income $144 million

•	Gross margin 46 percent

SUNNYVALE, Calif.—Oct. 14, 2010—AMD (NYSE:AMD) today announced revenue for the third quarter of 2010 of $1.62 billion, a net loss of $118 million, or $0.17 per share, and operating income of $128 million. The company reported non-GAAP net income of $108 million, or $0.15 per share, and non-GAAP operating income of $144 million.

“AMD’s third quarter performance was highlighted by solid gross margin and a continued focus on profitability, despite weaker than expected consumer demand,” said Dirk Meyer, AMD president and CEO. “Our strategy to deliver platforms with superior visual experiences continues to resonate. We look forward to building on this momentum when we begin shipping our first AMD Fusion Accelerated Processor Units later this quarter.”

GAAP Financial Results

	Q3-10	Q2-10	Q3-09
Revenue	$1.62B	$1.65B	$1.40B
Operating income (loss)	$128M	$125M	$(77)M
Net loss attributable to AMD common stockholders/loss per share	$(118)M/$(0.17)	$(43)M/$(0.06)	$(128)M/$(0.18)

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Non-GAAP Financial Results1

	Q3-10	Q2-10	Q3-09
Revenue	$1.62B	$1.65B	$1.40B
Operating income	$144M	$138M	$47M
Net income / Earnings per share	$108M/$0.15	$83M/$0.11	$2M/$0.00

Quarterly Summary

•	Gross margin was 46 percent.

•

Cash, cash equivalents and marketable securities balance at the end of the quarter was $1.73 billion. The decrease from the second quarter was primarily due to the repurchase of $800 million aggregate principal amount of 6.00% Convertible Senior Notes due 2015 offset by proceeds from our issuance of $500 million of 7.75% Senior Notes due 2020.

•	Approximately $780 million of the 6.00% Convertible Senior Notes remained outstanding as of September 25, 2010.

•	Computing Solutions segment revenue was flat sequentially and up 13 percent year-over-year. The year-over-year increase was primarily driven by record notebook microprocessor unit shipments.

•	Operating income was $164 million, compared with $128 million in Q2-10 and $82 million in Q3-09.

•	Microprocessor average selling price (ASP) decreased slightly sequentially and increased year-over-year.

•

AMD updated its desktop processor family with six new offerings, including the six-core AMD Phenom™ II X6 1075 processor with high-end features like Turbo CORE acceleration technology, and the unlocked, quad-core AMD Phenom™ II X2 560 Black Edition processor which enables performance-tuning capabilities.

•

IBM joined the ranks of global customers offering AMD Opteron™ 6000 series platform-based systems. In total, more than 40 unique AMD Opteron™ 6000 series-based platforms are now available from leading server manufacturers, including the HP ProLiant DL385 G7, the Dell PowerEdge™ R815, and many others.

•

AMD released significant technical details of two new x86 cores during the quarter. “Bulldozer” targets high-performance PC and server markets, while “Bobcat” is intended for low-power notebook and desktop markets. Both cores were designed from the ground up to address specific customer requirements and compute workloads.

•

AMD demonstrated “Brazos”, the upcoming platform combining low-power x86 processor cores and discrete-level graphics capabilities in a single AMD Fusion Accelerated Processing Unit (APU). “Brazos” platforms will feature the “Ontario” and “Zacate” APUs and are expected to bring many of the vivid digital computing experiences once reserved for high-end PCs to value and mainstream notebooks and desktops early next year.

•

Graphics segment revenue decreased 11 percent sequentially but increased 33 percent year-over-year. The sequential decrease was driven by decreased mobile graphics processor unit (GPU) unit shipments and

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decreased ASP. The year-over-year increase was driven by an increase in GPU unit shipments and ASP.

•	Operating income was $1 million, compared with $33 million in Q2-10 and $2 million in Q3-09.

•	AMD has shipped more than 25 million DirectX11-capable GPUs since introduction in September 2009.

•	AMD launched the ATI FirePro™ V9800, the company’s flagship professional graphics card and the industry’s only single-card solution for driving up to six monitors at a time.

•	Apple refreshed its iMac and Mac Pro desktop computers, making ATI Radeon™ cards the only graphics solution for all configurations of these products.

Current Outlook

AMD’s outlook statements are based on current expectations. The following statements are forward looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

AMD expects revenue to be approximately flat sequentially for the fourth quarter of 2010.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its third quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its Web site at AMD. The webcast will be available for 10 days after the conference call.

Reconciliation of GAAP Net Income (Loss) Attributable to AMD Common stockholders to Non-GAAP Net Income (Loss)1,3

(Millions except per share amounts)	Q3-10		Q2-10		Q3-09
GAAP net income (loss) attributable to AMD common stockholders / Earnings (loss) per share	$(118)	$(0.17)	$(43)	$(0.06)	$(128)	$(0.18)
Net impact of GF/Foundry segment related items*	(186)	(0.25)	(120)	(0.16)	(191)	(0.27)
Net (income) loss attributable to noncontrolling interest	—	—	—	—	29	0.04
Class B preferred accretion	—	—	—	—	(22)	(0.03)
Non-GAAP net income (loss) excluding GF/Foundry segment related items	68	0.09	77	0.11	56	0.08
Gross margin benefit from sales of inventory written down in Q4-08	—	—	—	—	9	0.01
Amortization of acquired intangible assets	(16)	(0.02)	(17)	(0.02)	(17)	(0.02)
Restructuring (charges) reversals	—	—	4	0.01	(4)	(0.01)
Gain on investment sale	—	—	7	0.01	—	—
Gain (loss) on debt redemption	(24)	(0.03)	—	—	66	0.10

Non-GAAP net income (loss) / Earnings (loss) per share	$108	$0.15	$83	$0.11	$2	$0.00

*	Q3-10 and Q2-10 consist of equity losses related to GF. Q3-09 consists of the Foundry segment and Intersegment Eliminations loss.

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Reconciliation of GAAP to Non-GAAP Operating Income (Loss)1,3

(Millions)	Q3-10	Q2-10	Q3-09
GAAP operating income (loss)	$128	$125	$(77)
Gross margin benefit from sales of inventory written down in Q4-08	—	—	9
Amortization of acquired intangible assets	(16)	(17)	(17)
Restructuring (charges) reversals	—	4	(4)
Operating income (loss) from Foundry segment and Intersegment Eliminations	—	—	(112)

Non-GAAP operating income (loss)	$144	$138	$47

Reconciliation of GAAP to Non-GAAP Gross Margin1,3

(Millions, except percentages)	Q3-10	Q2-10	Q3-09
GAAP Gross Margin	$739	$738	$585
GAAP Gross Margin %	46%	45%	42%
Gross margin benefit from sales of inventory written down in Q4-08	—	—	9
Gross margin from Foundry segment and Intersegment Eliminations	—	—	49

Non-GAAP Gross Margin	$739	$738	$527

Non-GAAP Gross Margin %	46%	45%	38%

About AMD

Advanced Micro Devices (NYSE: AMD) is an innovative technology company dedicated to collaborating with customers and technology partners to ignite the next generation of computing and graphics solutions at work, home and play. For more information, visit AMD.

Cautionary Statement

This release contains forward-looking statements concerning AMD, its fourth quarter 2010 revenue, the timing of the launch and ramp of new products and technologies and the features of these products, and demand for the Company’s products, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities targeting the company’s business will prevent attainment of the company’s current plans; the company will be unable to develop, launch and ramp new products and technologies in the volumes and mix required by the market and at mature yields on a timely basis; the company will be unable to transition its products to advanced manufacturing process technologies in a timely and effective way; global business and economic conditions will not continue to improve or will worsen resulting in lower than currently expected revenue in the fourth quarter of 2010 and beyond; demand for computers and

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consumer electronics products and, in turn, demand for the company’s products will be lower than currently expected; customers stop buying the company’s products or materially reduce their demand for its products; the company will require additional funding and may not be able to raise funds on favorable terms or at all; there will be unexpected variations in market growth and demand for the company’s products and technologies in light of the product mix that it may have available at any particular time or a decline in demand; the company will be unable to maintain the level of investment in research and development that is required to remain competitive; and the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will under-utilize its commitment with respect to GLOBALFOUNDRIES’ microprocessor manufacturing facilities. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended June 26, 2010.

AMD, the AMD Arrow logo, AMD Opteron and combinations thereof, and ATI, the ATI logo, and Radeon are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

[1]

In this press release, in addition to GAAP financial results, the Company has provided non-GAAP financial measures, including for non-GAAP net income (loss) excluding GF/Foundry segment related items, non-GAAP net income (loss), non-GAAP operating income (loss), non-GAAP earnings per share and non-GAAP gross margin. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this press release. The Company also provided Adjusted EBITDA and non-GAAP Adjusted free cash flow as supplemental measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this press release. The Company is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because the Company believes it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables.

[2]	Starting in the first quarter of 2010 the Company accounted for its investment in GLOBALFOUNDRIES (GF) under the equity method of accounting.
[3]	Refer to corresponding tables at the end of this press release for additional AMD data.

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ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended			Nine Months Ended
	Sept. 25, 2010	June 26, 2010	Sept. 26, 2009	Sept. 25, 2010	Sept. 26, 2009
Net revenue	$1,618	$1,653	$1,396	$4,845	$3,757

Cost of sales	879	915	811	2,627	2,220

Gross margin	739	738	585	2,218	1,537

Gross margin %	46%	45%	42%	46%	41%

Research and development	359	371	420	1,053	1,289

Marketing, general and administrative	236	229	221	684	755

Amortization of acquired intangible assets	16	17	17	50	52

Restructuring charges (reversal)	—	(4)	4	(4)	65

Operating income (loss)	128	125	(77)	435	(624)

Interest income	3	3	4	9	13
Interest expense	(56)	(55)	(114)	(160)	(319)
Other income (expense), net	(6)	(1)	47	297	147

Income (loss) before equity in net income (loss) of investee and income taxes	69	72	(140)	581	(783)

Provision (benefit) for income taxes	1	(5)	(5)	(4)	101

Equity in net income (loss) of investee	(186)	(120)	—	(489)	—

Net income (loss)	$(118)	$(43)	$(135)	$96	$(884)

Net (income) loss attributable to noncontrolling interest	—	—	29	—	60

Class B preferred accretion	—	—	(22)	—	(50)

Net income (loss) attributable to AMD common stockholders	$(118)	$(43)	$(128)	$96	$(874)

Net income (loss) attributable to AMD common stockholders per common share

Basic	$(0.17)	$(0.06)	$(0.18)	$0.13	$(1.32)

Diluted	$(0.17)	$(0.06)	$(0.18)	$0.13	$(1.32)

Shares used in per share calculation

Basic	713	709	694	710	662

Diluted	713	709	694	732	662

ADVANCED MICRO DEVICES, INC.

AMD NON-GAAP AND RECONCILIATIONS TO CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(Millions except per share amounts and percentages)

	Quarter Ended									Nine Months Ended
	Sept. 25, 2010			June 26, 2010			Sept. 26, 2009			Sept. 25, 2010			Sept. 26, 2009
	AMD(2)	GF related adjustments(3)	AMD Non- GAAP	AMD(2)	GF related adjustments(3)	AMD Non- GAAP	AMD(2)	Foundry segment and Intersegment Eliminations (3)	AMD Non- GAAP	AMD(2)	GF related adjustments(3)	AMD Non- GAAP	AMD(2)	Foundry segment and Intersegment Eliminations (3)	AMD Non- GAAP
Net revenue	$1,618	$—	$1,618	$1,653	$—	$1,653	$1,396	$—	$1,396	$4,845	—	$4,845	$3,757	$—	$3,757

Cost of sales	879	—	879	915	—	915	811	(49)	860	2,627	(69)	2,696	2,220	(103)	2,323

Gross margin	739	—	739	738	—	738	585	49	536	2,218	69	2,149	1,537	103	1,434

Gross margin %	46%		46%	45%		45%	42%		38%	46%		44%	41%		38%

Research and development	359	—	359	371	—	371	420	135	285	1,053	—	1,053	1,289	393	896

Marketing, general and administrative	236	—	236	229	—	229	221	26	195	684	—	684	755	86	669

Amortization of acquired intangible assets	16	—	16	17	—	17	17	—	17	50	—	50	52	—	52

Restructuring charges (reversal)	—	—	—	(4)	—	(4)	4	—	4	(4)	—	(4)	65	—	65

Operating income (loss)	128	—	128	125	—	125	(77)	(112)	35	435	69	366	(624)	(376)	(248)

Interest income	3	—	3	3	—	3	4	1	3	9	—	9	13	1	12
Interest expense	(56)	—	(56)	(55)	—	(55)	(114)	(44)	(70)	(160)	—	(160)	(319)	(104)	(215)
Other income (expense), net	(6)	—	(6)	(1)	—	(1)	47	(17)	64	297	325	(28)	147	(61)	208

Income (loss) before equity in net income (loss) of investee and income taxes	69	—	69	72	—	72	(140)	(172)	32	581	394	187	(783)	(540)	(243)

Provision (benefit) for income taxes	1	—	1	(5)	—	(5)	(5)	19	(24)	(4)	—	(4)	101	145	(44)

Equity in net income (loss) of investee	(186)	(186)	—	(120)	(120)	—	—	—	—	(489)	(489)	—	—	—	—

Net income (loss)	$(118)	$(186)	$68	$(43)	$(120)	$77	$(135)	$(191)	$56	$96	$(95)	$191	$(884)	$(685)	$(199)

Net Income (loss) attributable to non-controlling interest	—			—			29			—			60

Class B preferred accretion	—			—			(22)			—			(50)

Net income (loss) attributable to AMD common stockholders	$(118)		$68	$(43)		$77	$(128)		$56	$96		$191	$(874)		$(199)

Non-GAAP diluted earnings per share(4)			$0.09			$0.11			$0.08			$0.26			$(0.30)

(1)	From March 2, 2009 through December 26, 2009, the Company consolidated the operating results of GLOBALFOUNDRIES Inc. (GF). Starting in the first fiscal quarter of 2010 the Company began to account for its investment in GF under the equity method of accounting. The Company believes this non-GAAP presentation makes it easier for investors to compare current and historical period operating results, by excluding the results of operations of GF in the third and second fiscal quarters of 2010 and the nine months ended September 25, 2010, and Foundry segment and Intersegment Eliminations in the third fiscal quarter of 2009 and nine months ended September 26, 2009.
(2)	Starting in the first fiscal quarter of 2010, the Company began to account for its investment in GF under the equity method of accounting. From March 2, 2009 through December 26, 2009 the operating results of GF were included in the Foundry segment.
(3)	For the third and second fiscal quarters of 2010, the Company excluded Equity in net income (loss) of investee. For the nine months ended September 25, 2010, the Company also excluded the gain recognized on the fair value assessment of its investment in GF upon deconsolidation, and the gross margin benefit due to the deconsolidation of GF. For the third fiscal quarter of 2009 and the nine months ended September 26, 2009, the Company excluded the Foundry segment and Intersegment Eliminations consisting of revenues, cost of sales, and profit on inventory between the Computing Solutions and the Foundry segments.
(4)	The outstanding diluted share amount for the non-GAAP diluted earnings per share calculation for the third fiscal quarter of 2010, the second fiscal quarter of 2010, and the nine month period ended September 25, 2010 are 731 million shares, 733 million shares, and 732 million shares, respectively. These share amounts exclude the 24 million shares issuable upon conversion of the Company’s 5.75% convertible notes because the inclusion of these shares would be anti-dilutive.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Millions)

	Sept. 25, 2010	June 26, 2010	Dec. 26, 2009*
Assets

Current assets:
Cash, cash equivalents and marketable securities	$1,726	$1,896	$2,676
Accounts receivable, net	765	725	745
Inventories, net	622	581	567
Deferred income taxes	—	—	9
Prepaid expenses and other current assets	99	111	278

Total current assets	3,212	3,313	4,275

Property, plant and equipment, net	723	755	3,809
Investment in GLOBALFOUNDRIES	—	148	—
Acquisition related intangible assets, net	48	64	98
Goodwill	323	323	323
Other assets	289	352	573

Total Assets	$4,595	$4,955	$9,078

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$464	$409	$647
Accounts payable to GLOBALFOUNDRIES	216	213	—
Accrued liabilities	601	663	795
Deferred income on shipments to distributors	151	148	138
Other short-term obligations	209	159	171
Current portion of long-term debt and capital lease obligations	3	3	308
Other current liabilities	21	35	151

Total current liabilities	1,665	1,630	2,210

Deferred income taxes	—	1	197
Long-term debt and capital lease obligations, less current portion	2,185	2,418	4,252
Other long-term liabilities	102	154	695
Noncontrolling interest	—	—	1,076
Accumulated loss in excess of investment in GLOBALFOUNDRIES	29	—	—

Stockholders’ equity:
Capital stock:
Common stock, par value	7	7	7
Capital in excess of par value	6,540	6,562	6,524
Treasury stock, at cost	(102)	(99)	(98)
Retained earnings (deficit)	(5,843)	(5,725)	(5,939)
Accumulated other comprehensive income	12	7	154

Total stockholders’ equity	614	752	648

Total Liabilities and Stockholders’ Equity	$4,595	$4,955	$9,078

*	Includes the account balances of GF which were deconsolidated as of the beginning of the first quarter of 2010.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Millions)

	Quarter Ended Sept. 25, 2010	Nine Months Ended Sept. 25, 2010
Cash flows from operating activities:
Net income (loss)	$(118)	$96
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in net income (loss) of investee	186	489
Gain on deconsolidation of GLOBALFOUNDRIES	—	(325)
Depreciation and amortization	95	294
Compensation recognized under employee stock plans	22	65
Non-cash interest expense	8	25
Loss on debt redemption	24	24
Provision (benefit) for deferred income taxes	9	(2)
Amortization of foreign grant	(5)	(9)
Net (gain) on sale of marketable securities	—	(8)
Other	—	(2)
Changes in operating assets and liabilities (excludes the effects of deconsolidation):
Accounts receivable	(285)	(673)
Inventories	(41)	(134)
Prepaid expenses and other current assets	(5)	14
Other assets	(1)	13
Accounts payable to GLOBALFOUNDRIES	3	66
Income taxes payable	(2)	3
Accounts payable, accrued liabilities and other	(14)	(135)

Net cash provided by (used in) operating activities	(124)	(199)

Cash flows from investing activities:
Purchases of property, plant and equipment	(31)	(110)
Purchases of available-for-sale securities	(647)	(1,315)
Net cash impact of change in status of GLOBALFOUNDRIES from consolidated entity to unconsolidated investee	—	(904)
Proceeds from sale of property, plant and equipment	—	1
Proceeds from sale and maturity of available-for-sale securities	315	1,224
Proceeds from sale of trading securities	36	61
Other	6	23

Net cash provided by (used in) investing activities	(321)	(1,020)

Cash flows from financing activities:
Proceeds from borrowings, net of issuance cost	800	1,223
Net proceeds from foreign grants	—	11
Proceeds from issuance of AMD common stock	2	9
Repayments of debt and capital lease obligations	(818)	(1,058)
Other	(3)	(3)

Net cash provided by (used in) financing activities	(19)	182

Net increase (decrease) in cash and cash equivalents	(464)	(1,037)

Cash and cash equivalents at beginning of period	1,084	1,657

Cash and cash equivalents at end of period	$620	$620

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Millions except headcount)

	Quarter Ended			Nine Months Ended
Segment and Category Information	Sept. 25, 2010	June 26, 2010	Sept. 26, 2009	Sept. 25, 2010	Sept. 26, 2009

Computing Solutions (1)
Net revenue	$1,226	$1,212	$1,082	$3,598	$2,950
Operating income (loss)	164	128	82	438	(19)

Graphics (2)
Net revenue	390	440	293	1,239	746
Operating income (loss)	1	33	2	81	(15)

All Other (3)
Net revenue	2	1	21	8	61
Operating income (loss)	(37)	(36)	(49)	(84)	(214)

Subtotal (excludes Foundry segment and Intersegment Eliminations)
Net revenue	1,618	1,653	1,396	4,845	3,757
Operating income (loss)	128	125	35	435	(248)

Foundry (4)
Net revenue	—	—	256	—	792
Operating income (loss)	—	—	(101)	—	(334)

Intersegment Eliminations (5)
Net revenue	—	—	(256)	—	(792)
Operating income (loss)	—	—	(11)	—	(42)

Total AMD
Net revenue	$1,618	$1,653	$1,396	$4,845	$3,757
Operating income (loss)	$128	$125	$(77)	$435	$(624)

Other Data

Depreciation and amortization
(excluding amortization of acquired intangible assets)	$79	$83	$265	$244	$792
Capital additions	$31	$31	$97	$110	$293
Headcount (excludes Foundry segment)	11,021	10,649	10,412	11,021	10,412

AMD non-GAAP comparison*
Depreciation and amortization
(excluding amortization of acquired intangible assets)	$79	$83	$96	$244	$303
Capital additions	$31	$31	$19	$110	$51
Adjusted EBITDA (6)	$245	$244	$169	$790	$245
Cash, cash equivalents and marketable securities (7)	$1,726	$1,896	$1,536	$1,726	$1,536
Adjusted free cash flow (8)	$91	$76	N/A	$344	N/A
Total assets (7)	$4,595	$4,955	$4,376	$4,595	$4,376
Long-term debt and capital lease obligations(7)	$2,188	$2,421	$3,541	$2,188	$3,541

*	2009 periods exclude Foundry segment and Intersegment Eliminations

See footnotes on the next page

(1)	Computing Solutions segment includes microprocessors, chipsets and embedded processors.
(2)	Graphics segment includes graphics, video and multimedia products and related revenue as well as revenue received in connection with the development and sale of game console systems that incorporate the Company’s graphics technology.
(3)	All Other category includes non-Foundry segment employee stock-based compensation expense and certain operating expenses and credits that are not allocated to the operating segments. Also included in this category is a gross margin benefit from the deconsolidation of GF, amortization of acquired intangible assets, restructuring charges (reversals) and GF formation costs. The All Other category also includes the results of our Handheld business unit.
(4)	In 2009, Foundry segment included the operating results attributable to the front end wafer manufacturing operations and related activities as of the beginning of the first quarter of 2009, which includes the operating results of GF from March 2, 2009 to December 26, 2009. Starting with the first quarter of 2010, the Company began to account for its investment in GF under the equity method of accounting.
(5)	In 2009, Intersegment Eliminations represented eliminations in revenue and in cost of sales and profits on inventory between the Computing Solutions segment and the Foundry segment. For the fiscal quarter and nine months ended September 26, 2009, Intersegment Eliminations of revenue was $256 million and $792 million, respectively. For the fiscal quarter and nine months ended September 26, 2009, Intersegment Eliminations of cost of sales and profits on inventory was $245 million and $750 million, respectively.

(6)	AMD reconciliation of GAAP operating income (loss) to Adjusted EBITDA*

	Quarter Ended			Nine Months Ended
	Q310	Q210	Q309	Q310	Q309
GAAP operating income (loss)	$128	$125	$(77)	$435	$(624)
Foundry segment and Intersegment Eliminations operating loss	—	—	112	—	376
Depreciation and amortization	79	83	96	244	303
Employee stock-based compensation expense	22	23	17	65	52
Amortization of acquired intangible assets	16	17	17	50	52
Restructuring charges (reversals)	—	(4)	4	(4)	65
GF formation costs	—	—	—	—	21

Adjusted EBITDA	$245	$244	$169	$790	$245

(7)	Reconciliation of select balance sheet items

	Quarter Ended Q309
	Cash, cash equivalents and marketable securities	Total Assets	Long-term debt and capital lease obligations**
AMD GAAP	$2,511	$8,747	$5,570
Foundry segment and Intersegment Eliminations	(975)	(4,371)	(2,029)

AMD Non-GAAP	$1,536	$4,376	$3,541

(8)	Non-GAAP adjusted free cash flow reconciliation***

	Quarter Ended
	Q310	Q210
GAAP net cash provided by (used in) operating activities	$(124)	$(98)
Non-GAAP adjustment	246	205

Non-GAAP net cash provided by (used in) operating activities	122	107
Purchases of property, plant and equipment	(31)	(31)

Non-GAAP adjusted free Cash Flow	$91	$76

*	Starting with the quarter ended December 26, 2009, the Company presented “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company was determined by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, for the second quarter of 2010 and the nine months ended September 25, 2010, the Company further included an adjustment for certain restructuring reversals. For the third quarter and nine months ended September 26, 2009, the Company further included adjustments for the Foundry segment and Intersegment Eliminations operating loss and restructuring charges, and for the nine months ended September 26, 2009, the Company further included an adjustment for GF formation costs. The Company calculates and communicates Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.
**	Long-term debt and capital lease obligations also includes the current portion.
***	Starting in the first quarter of 2010, the Company presents non-GAAP adjusted free cash flow as a supplemental measure of its performance. In 2008 and 2009 the Company and certain of its subsidiaries (collectively, the “AMD Parties”) entered into supplier agreements with IBM Credit LLC and certain of its subsidiaries, (collectively, the “IBM Parties”). Pursuant to these supplier agreements, the AMD Parties sell to the IBM Parties invoices of selected distributor customers. Because the Company does not recognize revenue until its distributors sell its products to their customers, under U.S. GAAP, the Company classifies funds received from the IBM Parties as debt on the balance sheet. Moreover, for cash flow purposes, these funds are classified as cash flows from financing activities. When a distributor pays the applicable IBM Party, the Company reduces the distributor’s accounts receivable and the corresponding debt resulting in a non-cash accounting entry. Because the Company does not receive the cash from the distributor to reduce the accounts receivable, the distributor’s payment is never reflected in the Company’s cash flows from operating activities. Non-GAAP adjusted free cash flow for the Company was determined by adjusting GAAP net cash provided by (used in) operating activities by adding the distributors’ payments to the IBM Parties to GAAP net cash provided by (used in) operating activities. This amount is then further adjusted by subtracting capital expenditures . Generally, under U.S. GAAP, the reduction in accounts receivable is assumed to be a source of operating cash flows. Therefore, the Company believes that treating the payments from its distributor customers to the IBM Parties as if the Company actually received the cash from the distributor and then used that cash to pay down the debt is more reflective of the economic substance of the transaction. The Company calculates and communicates non-GAAP adjusted free cash flow in the financial schedules because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP Adjusted free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP Adjusted Free Cash Flow as an alternative to GAAP liquidity measures of cash flows from operating or financing activities.